Exhibit 10.14

合同编号Contract Number：

国外销售框架合同

Foreign Sales Framework Contract

甲方： 兰州知豆汽车销售有限公司

Party A: Lanzhou Zhidou Automobile Sales Co., Ltd

乙方 Aiways Automobile Europe Gmb

Party B: Aiways Automobile Europe Gmb

根据《中华人民共和国民法典》及相关法律法规规定，甲乙双方在平等、自愿、协商一致的基础上，就甲方授权乙方在海外市场销售“知豆”品牌车（“产品”）等相关事宜于【2025 】年【 04】月【16】日在兰州市兰州新区签署本合同，以兹双方共同遵守。

According to the Civil Code of the People’s Republic of China and relevant laws and regulations, Party A and Party B, on the basis of equality, voluntariness, and mutual agreement, have signed this contract on [16] [April] [2025] in Lanzhou New Area, Lanzhou City, regarding Party A’s authorization for Party B to sell “Zhidou” brand cars (“products”) in overseas markets. Both parties hereby undertake to abide by the terms and conditions of this contract.

第一条 合同模式Contract mode

1.1. 车型及单价Model and unit price

产品名称 product name	配置 configuration	颜色 colour	含税单价金额（元， 人民币） Unit price including tax amount (Yuan, Chinese Yuan)
知豆彩虹新能源汽车 Zhidou Rainbow New Energy Vehicle	出厂配置 Factory configuration	出厂7种颜色随机 7 colors randomly selected from the factory	以双方确定的订单为准 The order confirmed by both parties shall prevail

备注remarks:

1、本合同金额仅为裸车价格，不包含车辆购置税、上牌手续费、保险费等其他费用。

The contract amount is only for the bare car price and does not include other expenses such as vehicle purchase tax, registration fees, insurance premiums, etc.

2、上述随车配置和单价为本合同签订时的厂配和价格，如因厂家产品换代等政策的调整，乙方提车时可能发生变化，乙方同意接受变化后的厂配和价格。

The above vehicle configuration and unit price are the factory configuration and price at the time of signing this contract. If there are adjustments in policies such as product replacement by the manufacturer, there may be changes when Party B takes delivery of the car. Party B agrees to accept the changed factory configuration and price.

1.2. 销售：为销售“知豆品牌”系列产品，同时扩大甲方产品的销售，甲方授权乙方在欧洲地区（意大利和希腊除外）（以下简称“授权区域”）销售产品。乙方仅限在指定地区、渠道内销售甲方指定产品。

Sales: In order to sell the “Zhidou Brand” series of products and expand the sales of Party A’s products, Party A authorizes Party B to sell products in the European region (excluding Italy and Greece) (hereinafter referred to as the “Authorized Territory”). Party B shall only sell the products designated by Party A within the designated area and through the designated channel.

1.3. 销售授权：甲方给予乙方的授权不是独家授权，甲方有权授权第三方在上述市场销售甲方产品。未经甲方事先书面同意，乙方不得将产品在本合同授权区域外销售。

Sales Authorization: The authorization granted by Party A to Party B is not an exclusive authorization, and Party A has the right to authorize a third party to sell Party A’s products in the above-mentioned market. Without the prior written consent of Party A, Party B shall not sell the products outside the authorized area specified in this contract.

1.4. 品牌和商标：

1.4.1. 乙方将产品出口销售至授权区域的客户（“客户”）时，产品使用甲方指定品牌和商标。

Brand and Trademark: When Party B exports and sells products to customers in overseas markets (“Customers”), Party B shall use the brand and trademark designated by Party A.

1.4.2. 若乙方拟在产品上使用乙方指定品牌和商标，乙方应在甲方生产前提供拟在产品上使用的商标及符合甲方生产销售需求的书面授权书。

If Party B intends to use the brand and trademark designated by Party B on the products, Party B shall provide the trademark intended to be used on the products and a written authorization letter that meets the production and sales requirements of Party A before Party A commences production.

1.5. 乙方承诺所有甲方产品全部通过甲方订货，绝不自行或通过第三人向甲方的城市合伙人及网络渠道进货。

Party B promises that all Party A’s products shall be ordered through Party A, and Party B will not purchase from Party A’s city partners or network channels on its own or through third parties.

1.6. 甲方负责产品符合中华人民共和国国内标准及欧盟L7e-cu/cp认证标准，如产品出口条件有特殊要求的，乙方应提前书面告知甲方，甲方可予以技术协助，相关费用由乙方承担。

Party A is responsible for ensuring that the products comply with the domestic standards of the People’s Republic of China and EU L7e-cu/cp certification standards. If there are special requirements for the export conditions of the products, Party B shall notify Party A in writing in advance, and Party A may provide technical assistance. The relevant expenses shall be borne by Party B.

1.7. 双方同意，本合同为销售框架合同，本合同下双方应另行签订具体的产品销售合同/订单（“具体销售合同”），以约定具体销售批次的商业条款。

Both parties agree that this contract is a sales framework contract, and under this contract, both parties shall separately sign a specific product sales contract/order (“Specific Sales Contract”) to agree on the commercial terms of specific sales batches.

1.8. 在本合同履行期间涉及的所有文件及技术资料等均应是中文版。

All documents and technical materials involved during the performance of this contract shall be in Chinese.

1.9. 乙方负责产品在授权区域的推广、销售及售后服务等所有工作。

Party B is responsible for all work related to the promotion, sales, and after-sales service of the product in overseas markets.

第二条 产品开发和知识产权Product Development and Intellectual Property Rights

2.1. 乙方因市场拓展需求或认证需求委托甲方进行产品的定制开发（如开发新款配色等）时，应与甲方沟通并双方协商确定后签订相关协议具体约定相关事项，相关费用（包括但不限于开发费、零部件成本等）均由乙方承担。

When Party B entrusts Party A to carry out customized product development (such as developing new color schemes, etc.) due to market expansion needs or certification needs, Party B shall communicate with Party A and sign relevant agreements after mutual consultation to determine specific provisions. Relevant expenses (including but not limited to development fees, component costs, etc.) shall be borne by Party B.

2.2. 知识产权Intellectual Property Rights

2.2.1. 乙方充分地知晓，甲方授权乙方在授权区域销售甲方产品，并不构成甲方就甲方所拥有的商标或合法使用的商标对乙方的授权。

Party B fully understands that the authorization granted by Party A to sell the products of Party A in the authorized area does not constitute an authorization from Party A to Party B regarding the trademarks owned or legally used by Party A.

2.2.2. 乙方可自费进行宣传推广，但必须保证宣传方案（包括宣传内容及宣传行为）符合当地广告宣传相关法律规定。

Party B may carry out promotional activities its own expense, but must ensure that the promotional plan (including promotional content and behavior) complies with local advertising laws and regulations.

2.2.3. 商标或其他知识产权、VIN等的使用许可授权：如本合同或具体销售合同（订单）约定采用客户的商标或其他知识产权、VIN时，乙方应促使客户事先向甲方出具相应的书面授权许可；如本合同或具体销售合同（订单）约定采用乙方指定商标或乙方其他知识产权、VIN时，乙方应促使相关权利主体事先向甲方出具相应的书面授权许可。

Authorization for the Use of Trademarks or Other Intellectual Property Rights, VIN, etc.: In case this contract or a specific sales contract (order) stipulates the use of the customer’s trademark or other intellectual property rights, VIN, Party B shall urge the customer to issue the corresponding written authorization to Party A in advance; in case this contract or a specific sales contract (order) stipulates the use of the trademark designated by Party B or other intellectual property rights, VIN of Party B, Party B shall urge the relevant right holder to issue the corresponding written authorization to Party A in advance.

2.2.4. 客户或乙方对前述商标或其他知识产权、VIN的授权许可，应保证严格符合所适用的相关法律法规规定，并保证不侵犯任何第三方的合法权益；若甲方因前述商标或其他知识产权、VIN等被任何第三方主张权利或提出异议或产生纠纷的，乙方应负责处理、解决并承担相关责任，同时应赔偿给甲方造成的直接损失。

The authorization granted by the customer or Party B for the aforementioned trademarks or other intellectual property rights, VIN shall ensure strict compliance with the relevant applicable laws and regulations, and guarantee that it will not infringe upon the legitimate rights and interests of any third party. If Party A is claimed by any third party for rights, or 异议 is raised, or a dispute arises due to the aforementioned trademarks or other intellectual property rights, VIN, etc., Party B shall be responsible for handling and resolving the issue and bearing the relevant responsibilities, and shall also compensate Party A for the direct losses incurred.

2.3. 甲方专有权利Exclusive rights of Party A:

2.3.1. 乙方同意遵守甲方根据本合同提供的产品或者任何包装、广告、样品等所包含的所有专利、商标、著作权等专有权利。乙方同意在任何时间都不会作出任何不利于甲方专有权利的行为。乙方有义务维护甲方的专有权利和无形资产。

Party B agrees to comply with all proprietary rights such as patents, trademarks, copyrights, etc. contained in the products or any packaging, advertisements, samples, etc. provided by Party A under this contract. Party B agrees not to take any actions that are detrimental to the exclusive rights of Party A at any time. Party B has the obligation to safeguard the exclusive rights and intangible assets of Party A.

2.3.2. 乙方承认任何时候均不会注册或尝试注册甲方的商标、产品名称、徽标、标志及域名等，也不会注册任何可能引起混淆的相似的商标等知识产权。乙方应与甲方进行合作，保护甲方在乙方授权销售区域内的知识产权权利。

Party B acknowledges that it will not register or attempt to register the trademarks, product names, logos, signs, domain names, etc. of Party A at any time, nor will it register any similar trademarks or intellectual property rights that may cause confusion. Party B shall cooperate with Party A to protect the intellectual property rights of Party A within the authorized sales area of Party B.

2.3.3. 一旦发现存在侵犯或潜在侵犯甲方的专有权利的行为，乙方应立即通知甲方，并在授权区域制止此类侵权行为。

Once any infringement or potential infringement of the exclusive rights of Party A is discovered, Party B shall immediately notify Party A and stop such infringement in the authorized area.

2.3.4. 乙方不得变更、修改或移除甲方任何产品上的任何商标、专利声明、版权声明及产品之上的任何其它标志，也不得在任何此类产品上附加任何其它的标志。

Party B shall not change, modify or remove any trademarks, patent declarations, copyright declarations or any other marks on any products of Party A, nor shall it attach any other marks on any such products.

第三条 质量要求、技术标准及产品配置Quality requirements, technical standards, and product configuration:

3.1. 产品质量要求、技术标准及产品配置以产品生产厂家标准为准。

The product quality requirements, technical standards, and product configuration shall be subject to the standards of the product manufacturer.

3.2. 乙方不得擅自更改产品的标准配置进行销售，对于确需改装的，乙方应提前向甲方立项并取得甲方书面同意后方可进行，对于擅自改装引起的维修费用和其他相关费用均由乙方承担，甲方有权对乙方进行追偿。

Party B shall not change the standard configuration of the product for sale without authorization. If it is necessary to modify the product, Party B shall initiate a project with Party A in advance and obtain written consent from Party A before proceeding. Party B shall bear the maintenance costs and other related expenses caused by unauthorized modification, and Party A has the right to recover from Party B.

第四条 订货及交付Ordering and Delivery

4.1. 乙方通过邮箱方式向甲方下达具体销售合同（订单）及计划，甲方收到乙方发送的具体销售合同（订单）及计划之日起3个工作日内回复，双方达成一致之日为具体销售合同（订单）下达日，双方通过指定邮箱所下的具体销售合同（订单）与本合同具有同等法律效力。甲方、乙方指定人员及电子邮箱如下：

Party B shall issue a specific sales contract (order) and plan to Party A via email. Party A shall reply within 3 working days from the date of receiving the specific sales contract (order) and plan sent by Party B. The date on which both parties reach an agreement shall be the date of issuance of the specific sales contract (order). The specific sales contract (order) placed by both parties through the designated email shall have the same legal effect as this contract. The designated personnel and their respective email addresses of Party A and Party B are as follows:

甲方指定人员Designated personnel of Party A：

姓名Name： 夏利Xiali

电子邮箱Email： xiali@evcar.com

联系方式Contact information： +8618555211779

乙方指定人员Designated personnel of Party B：

姓名Name： Pierre Adrien Ducarre

电子邮箱Email： pierreadrien.ducarre@ai-ways.eu

联系方式Contact information:+33658762936_____________

4.2. 乙方具体每批次订购之产品的商业条款，包括产品名称、型号、数量、质量、价款含税金额、交付方式、交付地点、运输方式等，以双方确定的具体销售合同（订单）内容为准。

The specific commercial terms of each batch of products ordered by Party B, including product name, model, quantity, quality, price including tax amount, delivery method, delivery location, transportation method, etc., shall be subject to the specific sales contract (order) content determined by both parties.

4.3. 甲方自收到全额货款后开始生产该笔订单产品，生产完成具体销售合同（订单）产品及出厂验收后，出具相关验收合格证明，并邮件通知乙方到交货地点进行验收、提车，乙方应在甲方通知之日起3个工作日内邮件确认交货时间，乙方确认的交货时间应在产品生产完成之日起20个工作日内；若乙方未按时确认交货时间的，以甲方通知交货的时间为准。

Party A shall commence production of the ordered products upon receipt of full payment. Upon completion of the specific sales contract (order) products and factory acceptance, Party A shall issue relevant acceptance certificates and notify Party B via email to inspect and pick up the vehicles at the delivery location. Party B shall confirm the delivery time by email within 3 working days from the date of notification by Party A, and the confirmed delivery time by Party B shall be within 20 working days from the date of completion of product production;; If Party B fails to confirm the delivery time on time, the delivery time notified by Party A shall prevail.

4.4. 交货方式：乙方自提。

Delivery method: Party B shall pick up the goods itself.

4.5. 交货地点：甘肃省兰州市兰州新区中川街西段4536号。

Delivery location: No. 4536, West Section of Zhongchuan Street, Lanzhou New District, Lanzhou City, Gansu Province.

4.6. 验收：乙方应在确认的交货时间前到交货地点对车辆进行验收，确认车辆的车型、配置、颜色、外观油漆、随车工具、车辆钥匙及文件等符合合同约定；若乙方在上述期限内未到交货地点验收车辆的，视为认可甲方产品验收标准及出厂验收结果。

Acceptance: Party B shall inspect the vehicle at the delivery location before the confirmed delivery time, and confirm that the vehicle model, configuration, color, appearance paint, accompanying tools, vehicle keys, and documents comply with the contract; If Party B fails to inspect the vehicle at the delivery location within the above-mentioned period, it shall be deemed as acceptance of Party A’s product acceptance standards and factory acceptance results.

4.7. 乙方应在确认的交货时间到交货地点办理车辆交接手续，甲方向乙方实际交付车辆及文档等附件，双方签署车辆交接文件，即视为车辆正式交付。自车辆正式交付时起，车辆的风险责任转移至乙方，乙方自提车后的所有费用（包括但不限于装卸、运输、保险等）均由乙方承担。

Party B shall handle the vehicle handover procedures at the confirmed delivery time and delivery location. Party A shall actually deliver the vehicle and its attachments such as documents to Party B. Both parties shall sign the vehicle handover document, which shall be deemed as the official delivery of the vehicle. From the official delivery of the vehicle, the risk responsibility of the vehicle shall be transferred to Party B, and all expenses incurred by Party B after picking up the vehicle (including but not limited to loading and unloading, transportation, insurance, etc.) shall be borne by Party B.

4.8. 乙方未按时提车，应每日按CKD/散件包装1元/台车，整车包装5元/台车的标准向甲方支付仓储费用。

If Party B fails to pick up the vehicle on time, Party B shall pay Party A a storage fee of 1 yuan per vehicle for CKD/individual packaging and 5 yuan per vehicle for complete vehicle packaging per day.

第五条 结算方式及期限Settlement method and deadline:

5.1. 本合同项下的具体批次销售，以人民币现汇结算并以现金方式支付，按照增值税税率执行，交易金额依据具体销售合同（订单）中所载内容计算。

The specific batch sales under this contract shall be settled in RMB cash and paid in cash, in accordance with the value-added tax rate. The transaction amount shall be calculated based on the content stated in the specific sales contract (order).

5.2. 付款方式：具体销售合同（订单）下达之日起3日内，乙方应向甲方一次性付清销售合同（订单）确定的全额货款，甲方收到全额货款后开始生产该笔订单产品。

Payment Method: Within 3 days from the date of issuance of the specific sales contract (order), Party B shall make a one-time full payment to Party A for the full amount of the goods specified in the sales contract (order). After Party A receives the full payment, production of the ordered products shall commence.

5.3. 甲方收款账户信息如下The receiving account information of Party A is as follows:

账户名Account Name：兰州知豆汽车销售有限公司 Lanzhou Zhidou Automobile Sales Co., Ltd

开户行Bank of Deposit：招商银行兰州新区支行 China Merchants Bank Lanzhou New District Branch

账 号Account： 931906551910601

第六条 质量及售后服务Quality and after-sales service

6.1. 甲方销售的车辆符合中华人民共和国国家相关质量标准及说明书载明的技术指标，乙方认可甲方车辆验收标准及出厂验收结果。

The vehicles sold by Party A comply with the relevant quality standards of the People’s Republic of China and the technical specifications stated in the manual. Party B acknowledges Party A’s vehicle acceptance standards and factory acceptance results.

6.2. 甲乙双方确认乙方在甲方所购产品均为买断制，所有产品不得退换。

Both parties confirm that the products purchased by Party B from Party A are on a buyout basis and cannot be returned or exchanged.

6.3. 产品在授权区域的售后服务及责任均由乙方承担。为支持乙方更好地为客户提供售后服务，乙方向甲方一次性付清销售合同（订单）确定的全额货款后，甲方按实际收到货款金额的2%给予乙方备件支持，在支持金额内乙方可自行选购备件，备件交货方式与整车交货方式一致（即乙方在甲方指定地点自提，运输费用由乙方自行承担）。

The after-sales service and responsibilities of the products within the authorized area shall be borne by Party B. In order to support Party B in providing better after-sales service to customers, after Party B pays the full amount of the goods as determined in the sales contract (order) to Party A in a lump sum, Party A shall provide Party B with spare parts support equivalent to 2% of the actual amount of the goods received. Within the amount of support, Party B can independently select the spare parts. The delivery method of the spare parts shall be the same as that of the complete vehicle (that is, Party B shall pick up the goods at the place designated by Party A, and Party B shall bear the transportation expenses by itself).

第七条 甲乙双方的权利义务Rights and obligations of Party A and Party B

7.1. 乙方应在购车后及时为车辆办理相应的保险，并遵守车辆使用当地关于机动车使用的相关规定，定期对车辆进行维护和保养，确保车辆的安全运行。

Party B shall promptly handle the corresponding insurance for the vehicle after purchasing it, and comply with the relevant regulations on the use of motor vehicles in the local area. Party B shall regularly maintain and upkeep the vehicle to ensure its safe operation.

7.2. 甲方应向乙方提供必要的维护保养建议，并在乙方需要时提供技术支持。

Party A shall provide necessary maintenance advice to Party B and provide technical support when needed.

7.3. 乙方未按约定时间支付购车款的，每逾期一日，需按购车款总金额的千分之三向甲方支付违约金。逾期（含未足额支付导致的逾期）超过30日未付的，甲方有权单方解除本合同，并有权要求乙方支付合同总额30%的违约金；除合同另有约定外，乙方违反本合同其他约定义务给甲方造成损失的，乙方应赔偿甲方所受的一切损失，损失包括但不限于直接和间接的经济损失、诉讼费、赔偿金、合理支出的费用以及律师费等。

If Party B fails to pay the purchase price as agreed, Party B shall pay a penalty of 0.3% of the total purchase price to Party A for each day of delay. If the payment is overdue (including overdue due to insufficient payment) for more than 30 days, Party A has the right to unilaterally terminate this contract and demand that Party B pay a penalty of 30% of the total contract amount; Unless otherwise agreed in the contract, if Party B violates any other obligations stipulated in this contract and causes losses to Party A, Party B shall compensate Party A for all losses suffered, including but not limited to direct and indirect economic losses, litigation costs, compensation, reasonable expenses, and attorney fees.

7.4. 如乙方未事先邮件通知甲方且未得到甲方邮件确认即取消计划或放弃产品（以实下的具体销售合同（订单）为准），甲方对乙方所取消计划下已实际生产的产品拥有留置权及处置权，若产品按照公允市场价格处置后仍不能完全弥补甲方直接损失（包括但不限于生产损失、开发或测试损失、运输损失、仓储损失等）的，乙方还应赔偿所余的甲方直接损失。

If Party B cancels the plan or abandons the product (based on the actual sales contract (order)) without prior email notification and confirmation from Party A, Party A shall have the right of retention and disposal over the products actually produced under Party B’s cancelled plan. If the products cannot fully compensate for Party A’s direct losses (including but not limited to production losses, development or testing losses, transportation losses, warehousing losses, etc.) after being disposed of at fair market prices, Party B shall also compensate for the remaining direct losses of Party A.

7.5. 若乙方违反本合同约定向授权区域外销售产品，应按【2000】美元/辆的标准向甲方支付违约金（即2000美元/辆×超授权区域销售产品数量），若违约金不足以弥补甲方损失的，乙方应继续赔偿。

If Party B violates the provisions of this contract by selling products outside the authorized area, Party B shall pay Party A a penalty of [2000] US dollars per vehicle (i.e. 2000 US dollars per vehicle multiplied by the number of products sold beyond the authorized area). If the penalty is insufficient to compensate for Party A’s losses, Party B shall continue to compensate.

7.6. 乙方在合同协商及履行过程中获得的甲方信息及合同内容均为甲方的商业秘密，乙方知道甲方为保守商业秘密采取了相应的保密措施，并承诺对该商业秘密严格保密，未经事先书面同意，乙方不得向任何第三方透露。前述商业资料和信息包括但不仅限于图纸、电子记忆媒体、电子数据、实验数据、整车数据、材料、零部件、客户名单、车辆价格等内容的信息。同时，乙方有责任采用合理的措施防止其知晓的甲方商业秘密被用于履行合同之外的其它任何目的。合同执行期间或结束后，乙方仍然负有对从甲方获得的商业秘密保密，如泄露给任何第三方的，甲方有权解除合同，并要求乙方赔偿甲方因此所受的一切损失。

The information and contract content obtained by Party B during the negotiation and performance of the contract are Party A’s trade secrets. Party B is aware that Party A has taken corresponding confidentiality measures to protect the trade secrets and promises to strictly keep them confidential. Without prior written consent, Party B shall not disclose them to any third party. The aforementioned commercial materials and information include but are not limited to drawings, electronic memory media, electronic data, experimental data, vehicle data, materials, components, customer lists, vehicle prices, and other related information. At the same time, Party B is responsible for taking reasonable measures to prevent Party A’s trade secrets known to it from being used for any purpose other than fulfilling the contract. During or after the execution of the contract, Party B shall still be responsible for keeping confidential the trade secrets obtained from Party A. If they are leaked to any third party, Party A has the right to terminate the contract and demand that Party B compensate Party A for all losses suffered as a result.

第八条 不可抗力Force Majeure

任一方若遇有天灾、战争、战争威胁、类似战争的状况、敌对行为、动员战争、封锁、通商禁止、拘留、暴动、港口混乱、抢劫、罢工、停工、瘟疫或其他传染病、物资或设施的破坏或损坏、火灾、台风、地震、水灾或事故、或因政府当局或准政府机构或任何政治的分部或部门或机构的行为所引起、或因任何劳动、材料、运输或者公益设备不足或减缩、或其他不可归责任一方当事人之事由等，而无法履行本合同义务时，该当事人得暂时不履行相关之义务。但主张不可抗力之一方应于第一时间通知对方，并于不可抗力事件结束后十日内，主动以书面通知他方，并应尽速履行义务，如因不可抗力原因导致本合同不能履行或部分不能履行的，双方应及时协商变更或终止本合同，否则视为放弃主张不可抗力之权利。

If either party is unable to perform its obligations under this contract due to natural disasters, wars, threats of war, situations similar to war, hostile acts, mobilization wars, blockades, trade bans, detention, riots, port chaos, robbery, strikes, work stoppages, epidemics or other infectious diseases, damage or destruction of materials or facilities, fires, typhoons, earthquakes, floods or accidents, or due to the actions of government authorities or quasi government agencies or any political subdivision or department or institution, or due to insufficient or reduced labor, materials, transportation or public welfare equipment, or other reasons not attributable to the responsible party, such party may temporarily suspend the performance of relevant obligations. However, the party claiming force majeure shall notify the other party immediately and, within ten days after the end of the force majeure event, proactively notify the other party in writing, and shall fulfill its obligations as soon as possible. If this contract cannot be performed or partially cannot be performed due to force majeure, both parties shall promptly negotiate to change or terminate this contract. Otherwise, it shall be deemed as a waiver of the right to claim force majeure.

第九条 适用法律和争议解决Governing Law and Dispute Resolution

9.1. 本合同的签订、效力、履行、解释及争议解决等，均适用中华人民共和国（不包括香港特别行政区、澳门特别行政区和台湾地区）法律，且明确排除冲突法规则的适用。

The formation, validity, performance, interpretation, and resolution of disputes of this contract shall all be governed by the laws of the People’s Republic of China (excluding the Hong Kong Special Administrative Region, the Macao Special Administrative Region, and Taiwan region), and the application of conflict of laws rules is expressly excluded.

9.2. 在履行本合同的过程中，若因本合同相关事宜产生任何争议，双方应秉持平等、互信、互利的原则，首先通过友好协商的方式寻求解决方案。若经协商后仍无法达成一致意见，则双方一致同意将该争议提交至甲方所在地有管辖权的人民法院通过诉讼的方式解决。

In the process of fulfilling this contract, if any disputes arise due to matters related to this contract, both parties shall uphold the principles of equality, mutual trust, and mutual benefit, and first seek a solution through friendly consultation. If no consensus can be reached after consultation, both parties agree to submit the dispute to the people’s court having jurisdiction over the location of Party A for resolution through litigation.

第十条 附则supplementary provisions

10.1. 除本合同另有约定外，未经另一方书面同意，任何一方不得转让其在本合同项下的全部或部分权利或义务。

Unless otherwise agreed in this contract, neither party shall transfer all or part of its rights or obligations under this contract without the written consent of the other party.

10.2. 如果本合同中的任何条款无论因何种原因完全或部分无效或不具有执行力，或违法任何适用的法律，则该条款被视为删除。但本合同的其余条款仍然有效并且具有约束力。

If any provision of this contract is completely or partially invalid or unenforceable for any reason, or violates any applicable law, such provision shall be deemed deleted. However, the remaining terms of this contract remain valid and binding.

10.3. 本合同的全部内容由双方平等协商一致，双方在签订合同时已认真阅读全文，完全理解各条款真实意思，明确双方各自的各项权利和义务，并愿按合同规定严格执行。

The entire content of this contract is agreed upon by both parties through equal consultation. At the time of signing the contract, both parties have carefully read the entire text, fully understood the true meaning of each clause, clarified their respective rights and obligations, and are willing to strictly implement the contract provisions.

10.4. 本合同未尽之事宜由双方另行协商约定，本合同的任何变更须经双方协商同意并以书面形式确定。

Any matters not covered in this contract shall be separately negotiated and agreed upon by both parties. Any changes to this contract must be agreed upon by both parties through consultation and confirmed in writing.

10.5. 本合同自双方盖章并经授权代表签字之日生效，至【 年 月 日】止。于有效期间届满六个月前，双方如有意继续履行本合同，可签署书面续订合同协议。

This contract shall come into effect from the date of being stamped by both parties and signed by authorized representatives, and shall remain in effect until [date]. If both parties intend to continue performing this contract six months before the expiration of the validity period, they may sign a written contract renewal agreement.

10.6. 保密协议、廉政协议、送达条款确认书等构成本合同的组成部分，与本合同具有同等法律效力。

The confidentiality agreement, integrity agreement, and confirmation of delivery terms constitute an integral part of this contract and have the same legal effect as this contract.

10.7. 本合同以中文及英文两种语言拟定，当两种语言版本存在不一致或含义模糊之处时，以中文版本的表述作为解释和执行的依据。

This contract is drawn up in both Chinese and English languages. In the event of any discrepancies or ambiguities between the two language versions, the Chinese version shall be taken as the basis for interpretation and implementation。

10.8. 本合同一式肆份，甲方执叁份乙方执壹份，具有同等法律效力。

This contract is made in quadruplicate, with Party A holding three copies and Party B holding one copy, all of which have equal legal effect.

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（本页无正文，为《国外销售框架合同》签署页）

(This page has no main content and is for the signing of the “Foreign Sales Framework Contract”)

甲方（盖章）Party A (seal)：	乙方（盖章）Party B (seal)：

授权代表（签字）Authorized representative (signature)：	授权代表（签字）Authorized representative (signature)： Alexander Klose

通讯地址postal address：	通讯地址postal address：Tölzer Straße 30, Halle 19, 81379 Munich, Germany

联系电话contact number：	联系电话contact number： + 4915256355461